CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated March 19, 2004 in Pre-effective Amendment Number 2 to the Registration Statement (Form N-2 No. 333-112313) of Neuberger Berman Dividend Advantage Fund Inc.



                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 19, 2004